SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   March 29, 2000


                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                    0-690                  23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601



  (Former name or former address, if changed since last report.)


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                      THE YORK WATER COMPANY


                             FORM 8-K



ITEM 4, CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



     Effective March 29, 2000, the Board of Directors of The York
Water Company (the "Company") recommended the appointment of Stambaugh-Ness P.C. as independent auditors of the Company for the fiscal year ending December 31, 2000, subject to approval by the shareholders of the Company.

     See the Current Report of Registrant on Form 8-K for March
29, 2000 which reported the termination of the Company's previous independent auditors.

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       The York Water Company
                                            (Registrant)


Dated:  March 29, 2000                 By:
                                       (Jeffrey S. Osman)
                                       Vice President-Finance